Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2023)

Subsidiary	Jurisdiction	Assumed Names

U.S. Entities
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California	LKQ Pick Your Part Chula Vista
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
AutoTech Fund I L.P. (8.25% stake)	Delaware
AutoTech Fund II L.P. (6.66% stake)	Delaware
AutoTech Fund III L.P. (8.55% stake)	Delaware
Central Basin Insurance Company	Tennessee
DriverFx.com, Inc.	Delaware
Earl Owen Co.	Texas	Earl Owen Company, Inc.
FinishMaster, Inc.	Indiana
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel; Chrome Enhancements; Elitek Vehicle Services; Green Bean Battery; Auto Data Labels; All Factory Wheels; Wheel Fix It; Auto Parts Outlet
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; LKQ International Sales; LKQ Pick Your Part; LKQ Auto Parts of Central Texas
LKQ Central, Inc.	Delaware	LKQ Auto Parts of Lincoln; LKQ of NW Arkansas; Mabry Auto Salvage
LKQ Corporation	Delaware
LKQ Delaware LP	Delaware
LKQ Foster Auto Parts, Inc.	Oregon	LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ of Eastern Idaho; LKQ Heavy Truck
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware	LKQ Smart Parts; LKQ Heavy Truck
LKQ Northeast, Inc.	Delaware	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks; Ernie's Auto Enterprises; LKQ Heavy Truck
LKQ Pick Your Part Central, LLC	Delaware	LKQ Pull N Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts; LKQ Pick Your Part; LKQ Heavy Truck

Subsidiary	Jurisdiction	Assumed Names
LKQ Pick Your Part Midwest, LLC	Delaware	LKQ Pick Your Part
LKQ Pick Your Part Southeast, LLC	Delaware	LKQ Pick Your Part; LKQ Pick Your Part - Baton Rouge
LKQ Receivables Finance Company, LLC	Delaware
LKQ Southeast, Inc.	Delaware	LKQ Fort Myers; LKQ Gulf Coast; LKQ Pick Your Part; LKQ Melbourne; LKQ North Florida; LKQ West Florida; LKQ of North Louisiana; LKQ Heavy Truck Jackson; LKQ Crystal River; LKQ Heavy Truck; LKQ Service Center of Crystal River
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
Motorhomey, L.P. (54.75% stake)	Delaware
North American ATK Corporation	California
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Pick Your Part
Redding Auto Center, Inc.	California	LKQ Auto Sales of Rancho Cordova; LKQ Specialized Parts of Northern California
Rydell Motor Company, LLC (1% stake)	Iowa
Uni-Select USA Holdings, Inc.	Delaware
Uni-Select USA LLC	Delaware
Warn Industries, Inc.	Delaware	Fab Fours; Fabtech Motorsports

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
9331972 Canada Inc.	Canada (Federal)
A.S.A.P. Supplies Limited	England & Wales
Alfa Paints B.V.	Netherlands
Annex-Technik GmbH (subsidiary of PV Automotive GmbH)	Germany
Aquafax Limited	England & Wales
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
ATK Canada Inc.	Canada (Federal)
ATR International AG (20% subsidiary of Auto-Teile-Ring)	Germany
Atracco AB	Sweden
ATRACCO AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Auto Kelly Bulgaria EOOD	Bulgaria
Automotive Academy B.V.	Netherlands
Auto-Teile-Ring-GmbH (37.5% stake)	Germany
Blue Moose Holdings Ltd.	England & Wales
Bols Motoren B.V.	Netherlands
Car Parts 4 Less Limited	England & Wales
Car Systems B.V.	Netherlands
Caruso GmbH	Germany
Commercial Parts UK Holdco Limited	England & Wales
Digraph Transport Supplies Limited	England & Wales
Digraph Transport Supplies (Telford) Limited	England & Wales
Distribuidora Hermanos Copher Internacional, SA	Guatemala
ECP France SAS	France
Elit Group GmbH	Switzerland
Elit Kar OOD (20% stake)	Bulgaria
ELIT Polska Sp. z o.o.	Poland
ELIT ROMANIA Piese Auto Originale S.R.L.	Romania
ELIT-UKRAINE LLC	Ukraine
EMOTIVE GmbH	Switzerland
ERA S.r.l.	Italy
Euro Car Parts Ireland Limited	Ireland
Euro Car Parts Limited	England & Wales

Subsidiary	Jurisdiction	Assumed Names
Fource Automotive B.V.	Netherlands
Fource B.V.	Netherlands
Fource Holding B.V.	Netherlands
Fource Services B.V.	Netherlands
Gestion Mélissa Guay Inc.	Quebec
Gestion Vanessa Guay Inc.	Quebec
Heuts Beheer B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services BV (Van Heck Interpieces NV 99.9% share & Fource Holding B.V. 0.1%)	Belgium
In2 Developments Limited	England & Wales
In2 Management Group Limited	England & Wales
inSiamo S.c.a.r.l. (26.76% stake)	Italy
IPAR Industrial Partners B.V.	Netherlands
J. Elmer s.r.o.	Czech Republic
Karkraft (N.I.) Limited	Northern Ireland
KARSTORPS BILDEMONTERING Aktiebolag	Sweden
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
LÁNG Kft.	Hungary
Leaseservice Partner B.V.	Netherlands
Les Peintures Eurotek Inc.	Quebec
Leo de Groot Gereedschappen en Automaterialen B.V.	Netherlands
LKQ (Shanghai) Auto Parts Co., Ltd.	China
LKQ Belgium BV	Belgium
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ CZ s.r.o.	Czech Republic
LKQ Europe GmbH	Switzerland
LKQ European Holdings B.V.	Netherlands
LKQ European Services B.V.	Netherlands
LKQ German Holdings GmbH	Germany
LKQ India Private Limited	India
LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l. e C. S.A.P.A. (99.9% LKQ Italia S.r.l., 0.1% LKQ Italia Bondco GP S.r.l.)	Italy
LKQ Italia Bondco GP S.r.l.	Italy
LKQ Italia S.r.l.	Italy
LKQ North-West Europe B.V.	Netherlands
LKQ Ontario LP	Ontario
LKQ Polska Sp. z o.o.	Poland
LKQ SK s.r.o.	Slovakia
M.P.M. International Oil Company B.V.	Netherlands
M.R.T. Polska Sp z.o.o.	Poland
Marine Mart Limited	England & Wales

Subsidiary	Jurisdiction	Assumed Names
Märkesdemo AB (37.92% stake)	Sweden
Maslack Supply Limited	Ontario
Mätorit Data Aktiebolag	Sweden
MEKO AB (26.5% stake)	Sweden
Midland Chandlers Limited	England & Wales
Milano Distribuzione 2 S.r.l.	Italy
Millaire & Godbout Inc.	Quebec
Motorparts S.r.l.	Italy
MRT-Engines B.V.	Netherlands
Neimcke AT GmbH & Co. KG (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke AT Verwaltungs GmbH (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke Geschaftsfuhrungs-und Verwaltungs GmbH (74% stake)	Germany
Neimcke GmbH & Co. KG (74% stake)	Germany
Neimcke Holding GmbH (subsidiary of Neimke GmbH & Co. KG)	Germany
Newparts B.V.	Netherlands
Nipparts B.V.	Netherlands
Nova Leisure Limited	England & Wales
NTP/Stag Canada Inc.	Canada (Federal)
OPTIMAL Automotive GmbH	Germany
Optimal Istanbul Yedek Parca Otomotiv Sanayi Ve Ticaret Ltd. (95% subsidiary of Optimal AG & Co. KG)	Turkey
Optimal Otomotiv Dis Ticaret Ltd. (subsidiary of Optimal AG & Co. KG)	Turkey
Optimal Recambios S.L. (26.4% subsidiary of Optimal AG & Co. KG)	Spain
Optimalrecambio Cia Ltda. (51% subsidiary of Optimal Recambios S.L)	Ecuador
Örebro Bildemontering Aktiebolag	Sweden
Partslife GmbH (2.27% subsidiary of PV Automotive GmbH)	Germany
Pika Autoteile GmbH	Germany
Plastique Royal Inc.	Quebec
PV Automotive GmbH (66.67% stake)	Germany
PV Technik GmbH (subsidiary of PV Automotive GmbH)	Germany
Q-Parts24 GmbH & Co. KG (51% subsidiary of Optimal AG & Co. KG)	Germany
Q-Parts24 Verwaltungs GmbH (subsidiary of Q-Parts24 GmbH & Co. KG)	Germany
Recopart AB	Sweden
Rhenoy Onderdelen B.V.	Netherlands
Rhiag - Inter Auto Parts Italia S.r.l.	Italy
Rhiag Group GmbH	Switzerland
Rijsbergen Automotive B.V.	Netherlands

Subsidiary	Jurisdiction	Assumed Names
SiM Impex d.o.o.	Bosnia and Herzegovina
Stahlgruber - B.M. S.r.l.	Italy
Stahlgruber Beteilligungsgesellschaft mbH	Germany
STAHLGRUBER d.o.o.	Croatia
Stahlgruber Gesellschaft m.b.H.	Austria
Stahlgruber GmbH	Germany
Stahlgruber Holding GmbH	Germany
Stahlgruber trgovina d.o.o.	Slovenia
Stahlgruber trgovina d.o.o. (51% stake)	Croatia
Stichting AutoFirst Nederland	Netherlands
Technisch Service Centrum Rhenoy B.V.	Netherlands
Tubize Parts Service S.r.l.	Belgium
Uni Sélect Lux Holdco 2018 Inc.	Federal
Uni Select Luxembourg 2018 SARL	Luxembourg
Uni-Select Inc.	Quebec
Upplands bildemontering AB	Sweden
Vakgarage Franchise B.V.	Netherlands
Vakgarage Projekten B.V.	Netherlands
Van Heck Interpieces B.V.	Belgium
Van Heck Interpieces France S.A.S.	France
Vanesch Verf Nederland B.V.	Netherlands
VEGE AUTOMOTIVE SPAIN, S.L.U.	Spain
VEGE COM S.A.R.L. (subsidiary of VEGE Moteurs S.A.)	Tunisia
Vége de Mexico S.A. de C.V.	Mexico
VEGE Moteurs S.U.A.R.L.	Tunisia
Vege-Motodis S.A. de C.V.	Mexico
Verfhandel Willy Pijnenborg B.V.	Netherlands
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico